EXHIBIT 10.64
                                 PAILLA M. REDDY
                                  7 OSER AVENUE
                            HAUPPAUGE, NY 11788-3808

Advanced Nutraceuticals, Inc.
106 S. University Boulevard, #14
Denver, CO  80209

Attention: Gregory Pusey, President

Dear Greg:

This letter shall constitute a Conversion Notice pursuant to Section 3 of the Additional Terms and Conditions of the Subordinated Convertible Promissory Note dated November 17, 2001 (the "Note"). I elect to convert $1,124,849.32 of principal and interest owed to me pursuant to the Note into 2,045,181 shares of the common stock (the "Securities")of Advanced Nutraceuticals, Inc. (the "Company"). I understand that, as a result of this conversion, ANI will owe me pursuant to the Note $500,000, plus interest, which will accrue after August 26, 2002. I confirm to you the following representations:

1. The Securities to be issued will be evidenced by a certificate which will have imprinted on its face a "restricted" legend noting that the securities have not been registered under the U.S. securities laws and may not be resold except pursuant to an effective registration statement under the U.S. Securities Act of 1933 (the "Securities Act") or pursuant to an exemption from registration, the availability of which is to be established to the Company's satisfaction. I will not sell or otherwise transfer any of the Securities unless registered or pursuant to an exemption;

2. The Company will lodge "stop transfer" instructions in its transfer records concerning the "restricted" nature of the securities to be issued;

3. I have no knowledge of any legal restrictions applicable to me which would preclude the issuance of the shares to me;

4. I am acquiring the Securities for my own account and will not be acquiring the shares pursuant to a plan to resell or otherwise distribute the shares;

5. I have the legal right and power to acquire the Securities and to make the representations to the Company in this letter.

6. I have had the opportunity to review information regarding the Company and have had the opportunity to ask questions of and receive answers from representatives of the Company and to obtain any additional information desired by me.

                                                     Sincerely yours,


Dated as of August 26, 2002                          /s/ Pailla M. Reddy
                                                     ---------------------------
                                                     Pailla M. Reddy
Enclosures

cc:  Robert M. Bearman